Exhibit 99.1

October 8, 2020

Qurate Retail, Inc. Announces Third Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Qurate Retail, Inc.’s (“Qurate Retail”) (Nasdaq: QRTEA, QRTEB) President and Chief Executive Officer, Mike George, and Executive Chairman, Greg Maffei, will host a conference call to discuss results for the third quarter of 2020 on Thursday, November 5th, at 8:30 a.m. (E.S.T.). After the close of market trading on Wednesday, November 4th, Qurate Retail will issue a press release reporting third quarter of 2020 results, which can be found at http://ir.qurateretail.com/pressreleases. Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding Qurate Retail.  The press release and conference call may discuss Qurate Retail’s financial performance and outlook, as well as other forward looking matters.

Please call ReadyTalk at (800) 458-4121 or (323) 794-2093, passcode 2199315, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the third quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Qurate Retail website at www.qurateretail.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Qurate Retail website. The conference call will be archived on the website for one year after appropriate filings have been made with the SEC.

About Qurate Retail, Inc.

Qurate Retail, Inc. operates and owns interests in a broad range of digital commerce businesses. Qurate Retail, Inc.’s businesses and assets consist of QVC (and its subsidiaries, including HSN), Zulily and the Cornerstone Brands (collectively, the Qurate Retail Group) as well as various green energy and other investments.

Qurate Retail, Inc.
Courtnee Chun, 720-875-5420

Source: Qurate Retail, Inc.